EXHIBIT 12


                              ORYX ENERGY COMPANY
                 COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
               TO FIXED CHARGES AND EARNINGS TO FIXED CHARGES AND
            PREFERRED STOCK DIVIDEND REQUIREMENTS - UNAUDITED (a)

                             (Millions of Dollars)

                                                    Three Months
                                                   Ended March 31
                                                        1995
                                                   --------------
RATIO OF EARNINGS TO FIXED CHARGES:
Fixed Charges:
  Consolidated interest cost and debt expense  . . . . .$  40
  Interest allocable to rental expense (b) . . . . . . .    3
                                                        ------
     Total . . . . . . . . . . . . . . . . . . . . . . .$  43
                                                        ======

Earnings:
  Consolidated income before provision for income taxes $  21
  Fixed charges. . . . . . . . . . . . . . . . . . . . .   43
  Interest capitalized . . . . . . . . . . . . . . . . .   (2)
  Amortization of previously capitalized interest  . . .    1
                                                        ------
     Total . . . . . . . . . . . . . . . . . . . . . . .$  63
                                                        ======
Ratio of Earnings to Fixed Charges . . . . . . . . . . . 1.47
                                                        ======

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK
  DIVIDEND REQUIREMENTS:
Fixed Charges:
  Consolidated interest cost and debt expense  . . . . .$  40
  Preferred stock dividend requirements. . . . . . . . .    -
  Interest allocable to rental expense (b) . . . . . . .    3
                                                        ------
     Total . . . . . . . . . . . . . . . . . . . . . . .$  43
                                                        ======

Earnings:
  Consolidated income before provision for income taxes $  21
  Fixed charges. . . . . . . . . . . . . . . . . . . . .   43
  Interest capitalized . . . . . . . . . . . . . . . . .   (2)
  Amortization of previously capitalized interest  . . .    1
                                                        ------
     Total . . . . . . . . . . . . . . . . . . . . . . .$  63
                                                        ======
Ratio of Earnings to Fixed Charges . . . . . . . . . . . 1.47
                                                        ======


(a) The consolidated financial statements of Oryx Energy Company include the accounts of all subsidiaries (more than 50 percent owned and/or controlled).

(b) Represents one-third of total operating lease rental expense which is that portion deemed to be interest.